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                                                                    EXHIBIT 11 a

                               CONCEPTRONIC, INC.


                            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                    Three Months Ended                          Nine Months Ended
                                          September 29, 1996     October 1, 1995    September 29, 1996       October 1, 1995

NET INCOME (LOSS)                             $  135,996           $   68,257          $ (125,743)             $  207,990
                                              ----------           ----------          ----------              ----------

PRIMARY EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     1,700,000            1,700,000           1,700,000               1,700,000

STOCK OPTIONS                                         --                   --                  --                      --

OTHER                                                 --                   --                  --                      --
                                              ----------           ----------          ----------              ----------
                                               1,700,000            1,700,000           1,700,000               1,700,000

NET INCOME (LOSS) PER SHARE                   $      .08           $      .04          $     (.07)             $      .12
                                              ----------           ----------          ----------              ----------
FULLY DILUTED EARNINGS PER SHARE:

WEIGHTED AVERAGED COMMON SHARES OUTSTANDING    1,700,000            1,700,000           1,700,000               1,700,000

STOCK OPTIONS                                         --                   --                  --                      --

OTHER                                                 --                   --                  --                      --
                                              ----------           ----------          ----------              ----------
                                               1,700,000            1,700,000           1,700,000               1,700,000

NET INCOME (LOSS) PER SHARE                   $      .08           $      .04          $     (.07)             $      .12
                                              ----------           ----------          ----------              ----------
